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                           AMERUS LIFE HOLDINGS, INC.
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



     PRO FORMA WEIGHTED AVERAGE NUMBER OF SHARES* (in thousands)

     Class A Common Stock owned by AmerUs Group        11,707
     Class A Common Stock owned by the public           6,449
     Class B Common Stock owned by AmerUs Group         5,000
                                                       ------

                                                       23,156
                                                       ------
                                                       ------

     * The issuance of Class A and Class B Common Stock is considered to have occurred as of January 1, 1996 for pro forma purposes; therefore, the weighted average number of shares outstanding is 23,156,000. The Company has no dilution of shares.

PRIMARY PRO FORMA EARNINGS PER COMMON SHARE

                                             Three Months Ended March 31,
                                             ----------------------------
                                                  1997           1996
                                                  ----           ----

Primary Pro Forma Earnings Per Common Share       $0.63          $1.93
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